Exhibit 99.1

22nd Century Group Announces Management Changes

22nd Century Group, Inc. (NYSE American: XXII), a plant biotechnology company that is a leader in tobacco harm reduction, Very Low Nicotine Content (VLNC) tobacco and hemp/cannabis plant research, announced today changes to the Company’s management.

“Over the past few months we have made rapid and significant progress in strengthening 22nd Century Group as we execute against our two growth strategies,” commented James W. Cornell, Director & Chairman of the Board of 22nd Century Group.  “We are committed to creating meaningful change in the tobacco industry by reducing the harm caused by smoking through the commercialization of our proprietary VLNC tobacco and its related intellectual property, and we are growing a profitable, legal hemp/cannabis business in this fast-growing, emerging space.

“Today we are announcing several management changes,” Cornell continued.  “First, Cliff Fleet has decided to step away from the role of CEO of 22nd Century while continuing to remain actively engaged in the Company’s leadership as a member of our Board. Cliff has been called to service to lead The Colonial Williamsburg Foundation, which is charged with the stewardship of Colonial Williamsburg, a national, historical treasure. We are happy for Cliff and quite gratified that he will continue as a Director and leader in our organization.  In conjunction with this move, we are forming an Executive Committee of our Board, on which Cliff and I will serve, to help guide the Company’s leadership, and Michael Zercher, the Company’s Chief Operating Officer, has been appointed to serve as the Company’s President, effective immediately. Michael is a very talented leader who helped create and is already leading the implementation of the Company’s reshaped strategic plan, and I am confident he will continue providing outstanding leadership of the Company’s day-to-day operations working with Cliff, myself and other members of the Board.”

“Accepting responsibility for leadership of The Colonial Williamsburg Foundation, the world’s largest living-history museum, is a rare honor and very distinctive opportunity,” said Cliff Fleet. “22nd Century is very well positioned for growth as we have recently made a significant investment in the legal hemp/cannabis space, driven rapid progress with both our tobacco-product applications and our hemp/cannabis plant research, raised new capital and tightly controlled costs.  As such, I am pleased to continue my involvement with 22nd Century to help oversee the implementation of the strategic plan developed in collaboration with Michael Zercher, our executive management team and 22nd Century’s Board of Directors.”

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology which allows it to decrease the level of nicotine in tobacco plants and to modify the level of cannabinoids in hemp/cannabis plants through genetic engineering and modern plant breeding. 22nd Century’s growth strategies are focused on meaningful, long-term, shareholder value creation. The Company’s first strategic growth objective is to drive change in the tobacco industry by reducing the harm caused by smoking through the commercialization of its proprietary Very Low Nicotine Content tobacco and related intellectual property. The Company’s second strategic growth objective is to build a leading, profitable business in the fast-growing, emerging, legal hemp/cannabis space by leveraging the Company’s leadership in cannabis plant research, comprehensive expertise in FDA-regulated spaces, leadership team with deep experience in consumer-packaged goods, and strong and flexible balance sheet. To learn more about, 22nd Century please visit www.xxiicentury.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 6, 2019, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.